EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form S-3, Amendment No. 4, dated October 9, 2001 of The Singing Machine Company, Inc of our report dated May 18, 2001, with respect to the consolidated financial statements of The Singing Machine Company, Inc. and subsidiary, for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ SALBERG & COMPANY, P.A.
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Boca Raton, Florida
October 9, 2001